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                                                                    Exhibit 16.1


                      [McGLADREY & PULLEN, LLP LETTERHEAD]




                                  June 9, 1998




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

     RE:  UROSURGE, INC.

     We have read the Change of Independent Auditors section in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement (File No. 33-49791) on Form S-1 dated June 11, 1998 and are in agreement with the statements contained therein relating to McGladrey & Pullen, LLP except that we are not in a position to agree or disagree with the registrant's statement that the resignation of McGladrey & Pullen, LLP was approved by the Company's Board of Directors.

                                       Very truly yours,

                                       /s/ McGladrey & Pullen, LLP
                                       ------------------------------

                                       McGLADREY & PULLEN, LLP